SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OFTHE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  August 28, 2007

Whole Foods Market, Inc.

(Exact name of registrant as specified in its charter)

Texas	0-19797	74-1989366
(State of	(Commission File	(IRS Employer
incorporation)	Number)	Identification Number)

550 Bowie Street

Austin, Texas 78703

 (Address of principal executive offices)

Registrant’s telephone number, including area code:    (512) 477-4455

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the reporting obligation of the registrant under any of the following provisions:

☐                        Written communications pursuant to Rule 425 under the Securities Act

☐                        Soliciting material pursuant to Rule 14a-12 of the Exchange Act

☐                        Pre-commencement communications pursuant to Rule 14d-2(b) Exchange Act

☐                        Pre-commencement communications pursuant to Rule 13e-4(c) Exchange Act

Item 1.01.          Entry into a Material Definitive Agreement

The information set forth in Item 2.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 1.02.          Termination of a Material Definitive Agreement

As a result of entering into the Revolving Credit Agreement and Term Loan Agreement described below in Item 2.03, we terminated our existing Third Amended and Restated Revolving Credit Agreement, dated as of October 1, 2004 (as amended to date, the “Old Credit Agreement”), among the Company, its subsidiaries, JPMorgan Chase Bank, N.A.; Wells Fargo Bank, National Association; Wachovia Bank, National Association; and Fleet National Bank.  The Old Credit Agreement matured on October 1, 2009.  The Old Credit Agreement was an unsecured facility with total borrowing capacity of $200 million.  The Old Credit Agreement contained certain affirmative covenants including maintenance of certain financial ratios and certain negative covenants including limitations on additional indebtedness.  All outstanding amounts borrowed under the Old Credit Agreement bore interest at our option of either the defined base rate or the LIBOR rate plus a premium. Commitment fees of 0.15% of the undrawn amount were payable under the Old Credit Agreement.

Item 2.01.          Completion of Acquisition or Disposition of Assets

Effective August 28, 2007, pursuant to the Agreement and Plan of Merger dated as of February 21, 2007 (the “Merger Agreement”), we, through our wholly-owned subsidiary, purchased 25,175,997 shares of common stock of Wild Oats Markets, Inc. (“Wild Oats”) by means of a tender offer for all of the outstanding shares of Wild Oats at a price of $18.50 per share.  Such amount excludes an additional 3,795,973 shares subject to guaranteed delivery.  The purchased shares, including the shares represented by guaranteed delivery, constitute approximately 96.8% of the outstanding shares of Wild Oats common stock.  The transaction has been financed primarily from loans under the Term Loan Agreement described below under Item 2.03.

As promptly as practicable, Whole Foods will acquire all of the remaining outstanding shares of Wild Oats common stock by means of a short-form merger under Delaware law.  In this merger, a subsidiary of Whole Foods will merge with and into Wild Oats, and Wild Oats will become a wholly owned subsidiary of Whole Foods. In the merger, each share of Wild Oats’ outstanding common stock will be cancelled and will be converted into the right to receive $18.50 per share, net to the seller in cash without interest. Thereafter, Wild Oats’ common stock will cease to be traded on Nasdaq.

The description of the Merger Agreement set forth above does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which were filed by the Company as Exhibit 2.1 to the Current Report on Form 8-K filed on February 21, 2007.

A copy of the Company’s press release dated August 28, 2007 announcing the closing of the Wild Oats acquisition is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 2.03.          Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Term Loan Agreement

On August 28, 2007, we entered into a Term Loan Agreement (the “Term Loan Agreement”) with Royal Bank of Canada, as Administrative Agent, JPMorgan Chase Bank, N.A., as Syndication Agent and Collateral Agent, and the lenders party thereto. The Term Loan Agreement has a maturity date of August 28, 2012.  The Term Loan Agreement provides for loans of up to $700 million, all of which was drawn on August 28, 2007.  The Term Loan Agreement, which is secured by a pledge of substantially all of the stock of our subsidiaries, is being used to finance the Wild Oats acquisition and for related transaction expenses, and to repay Wild Oats outstanding indebtedness.  Borrowings can be either base rate loans or be based on an interest rate of LIBOR plus a premium that adjusts based upon the Company’s corporate ratings published by Moody’s and Standard & Poor’s.  The Term Loan Agreement contains customary restrictive covenants, including limitations on debt, investments and dividends, and financial covenants relating to fixed charge coverage and maximum leverage.

Revolving Credit Agreement

On August 31, 2007 and in connection with the Term Loan Agreement, we entered into a Revolving Credit Agreement (the “Revolving Credit Agreement”) with JPMorgan Chase Bank, N.A. as Administrative Agent and Collateral Agent, Royal Bank of Canada, as Syndication Agent, and the lenders party thereto.  The Revolving Credit Agreement matures on August 28, 2012.  The Revolving Credit Agreement is secured pari passu with the collateral that secures borrowings under the Term Loan Agreement.  Borrowings under the Revolving Credit Agreement may be used to finance the Wild Oats acquisition, repay existing indebtedness, support new store development and for general corporate purposes.  The Revolving Credit Agreement provides for a quarterly commitment fee ranging from 0.09% to 0.35% per annum, based upon the Company’s published corporate ratings, and letter of credit fees that are subject to adjustment based upon the rate charged for borrowings under the Revolving Credit Agreement.  Borrowings can be either base rate loans or be based on an interest rate of LIBOR plus a premium based upon the Company’s published corporate ratings.  Availability under the Revolving Credit Agreement is subject to the accuracy of representations and warranties and absence of a default.  The Revolving Credit Agreement contains customary restrictive covenants, including limitations on debt, investments and dividends, and financial covenants relating to fixed charge coverage and maximum leverage.  At August 28, 2007, no amounts were drawn under the Revolving Credit Agreement; however, the amount available to the Company under the agreement at such date was effectively reduced to approximately $164.9 million by outstanding letters of credit totaling approximately $85.1 million.

Item 8.01.          Other Events.

On August 27, 2007, we issued a press release regarding our acceptance of tendered shares of common stock of Wild Oats Markets pursuant to our tender offer to purchase such shares.  A copy of the press release is furnished herewith as Exhibit 99.2.

Item 9.01.          Financial Statements and Exhibits

(a)        Financial Statements of Business Acquired.

The Company will file the financial statements required by this Item not later than 71 days after the date on which this Form 8-K is required to be filed.

(b)        Pro Forma Financial Information.

The Company will file the financial statements required by this Item not later than 71 days after the date on which this Form 8-K is required to be filed.

(d)        Exhibits.

Exhibit 99.1—	Press release, dated August 27, 2007.
Exhibit 99.2—	Press release, dated August 28, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WHOLE FOODS MARKET, INC.

Date: August 28, 2007	By:	/s/ Glenda Chamberlain
Glenda Chamberlain
Executive Vice President and
Chief Financial Officer